MINISTERE DES MINES ET DE LA GEOLOGIE

CABINET DU MINISTRE

REPUBLIQUE DE GUINEE

Travail - Justice – Solidarité

ARRETE

A/2010/0925/MMG/SGG

Portant autorisation de cession d'actions entre SCS corporation et DANA Petroleum

LE MINISTRE DES MINES ET DE LA GEOLOGIE

Vu Le Communiqué n° 001/CNDD du 23 Décembre 2008, portant prise effective du pouvoir par le Conseil National pour la Démocratie et le Développement, suspension de la Constitution et dissolution du Gouvernement ;

Vu L'Ordonnance N°119/PRG du 23 septembre 1986 portant Code Pétrolier de la République de Guinée ;

Vu L'Ordonnance n° 006/PRG/CNDD du 29 Décembre 2008, portant création d'un poste de Premier Ministre, Chef du Gouvernement ;

Vu Le Procès verbal de la Réunion du CNDD, en date du 06 janvier 2010, désignant Monsieur le Ministre de la Défense nationale, 2ème Vice-Président du CNDD comme Président de la République par Intérim ;

Vu Le Discours de Monsieur le Président par Intérim du 06 janvier 2010, demandant le choix d'un Premier Ministre Chef du gouvernement d'Union nationale issu des rangs de l'opposition ;

Vu Les Accords de Ouagadougou en date du 15 janvier 2010 désignant Monsieur le Ministre de la Défense nationale, 2ème Vice-Président du CNDD comme Président de la République par Intérim, Président de la Transition ;

Vu Le Décret n° 001/PRG/SGPRG/2010 du 19 Janvier 2010 portant Nomination du Premier Ministre, Chef du Gouvernement d'Union nationale de la Transition ;

Vu Le Décret n° 003/PRG/CNDD/SGPRG/2010 du 03 Février 2010 portant Restructuration du Gouvernement ;

Vu Le Décret n° 005/PRG/CNDD/SGG/2010 portant nomination des membres du Gouvernement d'Union nationale de Transition ;

Vu la demande formulée par SCS Corporation en date du 04 décembre 2009 sollicitant une autorisation pour la cession par SCS Corporation à Dana Petroleum (E&P) Limited d'une participation de 23% des intérêts dans le Contrat de Partage de Production;

Vu Le Décret No 168/PRG/86 du 23 septembre 1986 portant application du Code Pétrolier

ARRETE

Article 1er : Par application des dispositions des articles 13 et 17 du Code Pétrolier, il est autorisé la cession d'actions de 23% des intérêts dans le CPP par SCS Corporation à DANA Petroleum (E&P) Limited, société de droit anglais, dont le siège social est situé à Pellipar House, 9 Cloak Lane, Londres EC4R 2RU, Angleterre, objet de la lettre en date du 04 décembre 2009 adressée par SCS Corporation au Ministre des Mines et de la Géologie.

Article 2: La cession des actions visée à l'article 1er ci-dessus, sera transmise à toutes fins utiles au Comité de Direction des Opérations Pétrolières.

Article 3: Le présent Arrêté qui prend effet à compter de la date de sa signature sera enregistrée et publiée au Journal Officiel de la République.

Conakry, le 12 AVR. 2010

Le Ministre des Mines et de la Géologie

Ministère des Mines et de la Géologie — Le Ministre — R.G

Mahmoud THIAM

Ampliation :

PRG	**1**
Primature	**1**
SGG	**6**
MMG	**2**
MEF	**1**
SCS/DANA	**2/13**